UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Experimental Station, Route
141 & Henry Clay Road,
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

 (Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 10, 2007, Incyte Corporation (the “Company”) issued a second convertible subordinated promissory note, with a principal amount of $10 million (the “Note”), to Pfizer Inc. (“Pfizer”), pursuant to the Note Purchase Agreement dated November 18, 2005, by and between the Company and Pfizer Overseas Pharmaceuticals, a wholly-owned subsidiary of Pfizer (“Pfizer OP”), as amended by that certain Amendment No.1 dated January 4, 2007, by and between the Company and Pfizer OP, and as amended by that certain Amendment No. 2, dated October 10, 2007, by and among the Company, Pfizer Ireland Pharmaceuticals (formerly known as Pfizer Overseas Pharmaceuticals) and Pfizer (as so amended, the “Note Purchase Agreement”). The first note with a principal amount of $10 million was issued under the Note Purchase Agreement on February 3, 2006.  The Company will not pay interest on the principal amount of the Note and the Note will mature and be payable in full seven years following the date of issuance.  The Company may not prepay the Note until after the third anniversary of the date of issuance, at which time the Company may prepay the Note without penalty.

Prior to maturity, Pfizer may convert all or any portion of the Note into shares of common stock of the Company, as discussed in more detail in Item 3.02 below.  Under the terms of the Note Purchase Agreement and subject to certain limitations, the Company granted Pfizer demand and piggyback registration rights under the Securities Act of 1933 for the shares of the Company’s common stock issued upon conversion of the Note.

If there is an event of default under the terms of the Note, not cured by the Company, Pfizer can require the Company immediately to pay the entire unpaid principal amount then outstanding under the Note.   Events of default include the Company’s failure to pay any portion of the principal of the Note when due or to comply in any material respect with the terms of the Note Purchase Agreement, the acceleration of an aggregate of $10 million or more in principal amount of the Company’s indebtedness or the commencement of a voluntary or involuntary liquidation, reorganization or other relief with respect to the Company or its debts under a bankruptcy, insolvency or other similar law.

The foregoing summary description of the Note does not purport to be complete and is qualified in its entirety by reference to the form of Note, incorporated by reference as Exhibit 4.1 hereto, and incorporated herein by reference.  The foregoing summary description of certain terms of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on February 6, 2006.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On October 10, 2007, the Company issued to Pfizer the Note, as described in Item 2.03 above. At any time prior to maturity, Pfizer may convert all or any portion of the Note into shares of common stock of the Company at a conversion price of $9.75 per share.  The conversion price of the Note will be appropriately adjusted for stock splits, stock dividends or combinations.

The Note and any shares of common stock of the Company issued upon conversion of the Note (the “Shares”) that may be issued to Pfizer will be issued in reliance on the exemption from the registration provisions of the Securities Act of 1933 (the “Act”) set forth in Section 4(2) promulgated thereunder relating to sales by an issuer not involving a public offering.  There was no general solicitation or general advertising of the sale of the Note or the Shares, the Company made a reasonable inquiry to determine that the Note and Shares were being acquired by an “accredited investor” as defined under the Act for investment and not distribution and, prior to the execution of the Note Purchase Agreement, the Company disclosed that the notes issuable thereunder and the Shares have not been registered under the Act and may not be resold unless they are registered or an exemption from such registration is available.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit No.	Description

4.1†	Form of Convertible Subordinated Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K/A filed February 6, 2006).

†  Confidential treatment has been requested for portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2007

INCYTE CORPORATION

	By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel